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                                                              EXHIBIT (8)(p)(ii)

                                 FIRST AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                        VANGUARD VARIABLE INSURANCE FUND,
                            THE VANGUARD GROUP, INC.,
                       VANGUARD MARKETING CORPORATION AND
        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT (Amendment") dated as of ___________, amends the Participation Agreement dated as of October 2, 2000 (the "Agreement") among VANGUARD VARIABLE INSURANCE FUND (the "Fund"), a Delaware business trust, THE VANGUARD GROUP, INC. (the "Sponsor"), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (the "Distributor"), a Pennsylvania corporation, and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK (the "Company"), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto and amended from time to time (each such account hereinafter referred to as the "Account"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.

                                WITNESSETH THAT:

WHEREAS, the Parties desire to amend the Agreement to add to Schedule A of the Agreement the Contracts of the Company relating to the Company's Platinum Investor Survivor Flexible Premium Life Insurance Policies ("Platinum Investor Survivor Policies");

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. The Agreement shall be amended to add the Platinum Investor Survivor Policies to Schedule A in the form attached hereto and incorporated herein.

2. Except as amended hereby, the Agreement and all subsequent Amendments to the Agreement dated as of October 2, 2000 are hereby ratified in all respects.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.



VANGUARD VARIABLE INSURANCE FUND


By: __________________________


THE VANGUARD GROUP, INC.


By: __________________________


VANGUARD MARKETING CORPORATION


By: __________________________


THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK,

     on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.

By: __________________________

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                                   SCHEDULE A
                                   ----------

                         SEPARATE ACCOUNTS AND POLICIES
                         ------------------------------
                           (As of __________________)

Name of Separate Account             Contracts Funded by Separate Account
------------------------             ------------------------------------


1.   Separate Account USL VL-R       Platinum Investor VUL Flexible Premium Life
     (August 8, 1997)

                                     Platinum Investor Survivor VUL
                                     Flexible Premium Life Insurance Policy